Exhibit 99.1

The Goldman Sachs Group, Inc. | 200 West Street | New York, New York 10282

GOLDMAN SACHS FILES DEFINITIVE CONSENT SOLICITATION STATEMENTS FOR 5.793% FIXED-TO-FLOATING RATE NORMAL APEX OF GOLDMAN SACHS CAPITAL II AND FLOATING RATE NORMAL APEX OF GOLDMAN SACHS CAPITAL III

NEW YORK, January 19, 2012 — The Goldman Sachs Group, Inc. (NYSE: GS), the sponsor of Goldman Sachs Capital II and Goldman Sachs Capital III, each a statutory trust organized under Delaware law, today filed definitive consent solicitation statements and letters of consent with the SEC in respect of the consent solicitations, announced on January 9, 2012, from holders of record at 5:00 p.m., New York City time, on January 19, 2012, of Goldman Sachs Capital II’s 5.793% Fixed-to-Floating Rate Normal APEX, liquidation amount $1,000 per security (CUSIP No. 381427AA1; NYSE: GS/PE), and Goldman Sachs Capital III’s Floating Rate Normal APEX, liquidation amount $1,000 per security (CUSIP No. 38144QAA7; NYSE: GS/PF). The Goldman Sachs Group, Inc. is seeking consent for certain amendments to the related trust documents in order to provide greater flexibility in the remarketing of the junior subordinated notes of The Goldman Sachs Group, Inc. underlying the 5.793% Fixed-to-Floating Rate Normal APEX and the Floating Rate Normal APEX.

The consent solicitations will expire at 5:00 p.m., New York City time, on February 6, 2012, unless otherwise extended or terminated earlier. The Solicitation Agent for the consent solicitations is Goldman, Sachs & Co.

You may obtain the consent solicitation materials filed on Schedule 14A with the SEC without charge on the SEC’s internet site (http://www.sec.gov). Alternatively, The Goldman Sachs Group, Inc. will arrange to send you the consent solicitation materials if you request them by contacting the Solicitation Agent or the Information and Tabulation Agent at the respective telephone numbers listed below.

Media Contact: Lucas van Praag Tel: 212-902-5400	Investor Contact: Dane Holmes Tel: 212-902-0300

Solicitation Agent Goldman, Sachs & Co. Liability Management Group 200 West Street New York, NY 10282 (212) 902-5183 (800) 828-3182	Information and Tabulation Agent Global Bondholder Services Corporation 65 Broadway Suite 404 New York, NY 10006 (212)-430-3774 (866)-488-1500

You can also access the consent solicitation materials by visiting www.gbsc-usa.com/Goldman.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.